EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund, Select Ten Portfolio--1998 Series 1, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-44079 of our report dated March 2, 1998, relating to the Statement of Condition of Equity Investor Fund, Select Ten Portfolio--1998 Series 1, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 2, 1998


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